OPPENHEIMER PORTFOLIO SERIES CONSERVATIVE INVESTOR FUND

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for January 30, 2015. Net assets of the Fund were unaffected by the reclassifications.
Increase to Accumulated Net Investment Income	Increase to Accumulated Net Realized Loss on Investments
$1,549,942	$1,549,942

OPPENHEIMER PORTFOLIO SERIES MODERATE INVESTOR FUND

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for January 30, 2015. Net assets of the Fund were unaffected by the reclassifications.
Reduction to Paid-in Capital	Reduction to Accumulated Net Investment Loss	Increase to Accumulated Net Realized Loss on Investments
$1,653,616	$9,054,312	$7,400,696

OPPENHEIMER PORTFOLIO SERIES EQUITY INVESTOR FUND

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for January 30, 2015. Net assets of the Fund were unaffected by the reclassifications.
Increase to Accumulated Net Investment Income	Increase to Accumulated Net Realized Loss on Investments
$4,422,256	$4,422,256

OPPENHEIMER PORTFOLIO SERIES ACTIVE ALLOCATION FUND

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for January 30, 2015. Net assets of the Fund were unaffected by the reclassifications.
Increase to Accumulated Net Investment Income	Increase to Accumulated Net Realized Loss on Investments
$13,419,327	$13,419,327